PROMISSORY NOTE


         $150,000.00             August 28, 2000               Las Vegas, Nevada
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                  1. FOR VALUE RECEIVED, ONECAP, a Nevada corporation
         ("Borrower") promises to pay to the order of BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (the "Bank") the principal sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Maximum Loan Amount"), or so much of that sutra as tnay be advanced under this promissory note ("Note"), plus interest as specified in this Note. This Note evidences a loan ("Loan") from Bank to Borrower.

                  2. The Loan Agreement is governed by that certain Business Loan Agreement (the "Loan Agreement") even date herewith between Borrower and Lender. The Loan Agreement contains a provision for the acceleration of the maturity of this Note.

                  3. Interest Rate. Interest shall be calculated at a fixed rate equal to the Three-Year Treasury bill plus three and Thirty-One hundredths (3.30%) percentage points. As defined on August 18, 2000 in the Wall Street Journal, equal to a fixed rate of nine and one-half percent (9.5 %) per annum.

                  4. Equal payments of principal and interest during the loan shall be payable on the 28th day of each month in arrears commencing on the September 28, 2000 hereunder until the Initial Maturity Date, upon which date the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon shall be immediately due and payable. All payments hereunder shall be applied first to accrued unpaid interest, then to principal. Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used. If at any time the monthly payments to be paid by Borrower under this paragraph 4 are not sufficient to pay the accrued interest calculated in accordance with this paragraph, Borrower shall immediately pay to Bank the amount of the deficiency.

                  5. Bank shall not be required to make any advance if that would cause the outstanding principal of-this Note to exceed the Maximum Loan Amount.

                  6. All principal and accrued and unpaid interest shall be due and payable on August 28, 2003, the maturity date.

                  7. Borrower may prepay some or all of the principal under this Note, without penalty or premium.

                  8. If Borrower fails to make any payment required hereunder within fifteen (15) days after it becomes due and payable, a late charge of five percent (5.0%) of each overdue payment may be charged for the purpose of defraying the expenses incident to handling said delinquent payments and as an inducement to Borrower to make timely


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         payment. Acceptance of a scheduled payment fifteen (15) days after its due date shall not waive any appropriate late charge, nor shall it constitute a waiver of any event of default under any Loan Document.

                  9. Upon the occurrence and during the continuance of any Event of Default hereunder, the outstanding principal balance of this Note will, at the option of Bank, bear interest at an annual rate of three percent (3.0%) in excess of the applicable rate of interest then in effect under this Note (the "Default Rate").

                  10. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

                  11. If any of the following "Events of Default" occur, any obligation of the holder to make advances under this Note shall terminate, and at the holder's option, exercisable in its sole discretion, all sums of principal and interest under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

                           (a) Borrower fails to perform any obligation under this Note to pay principal or interest when due; or

                           (b)      Borrower fails to perform any other
         obligation under this Note to pay money when due; or

                           (c) Under any of the Loan Documents, an Event of Default (as defined in that document) occurs, except as provided in
         Section 12 below.

                  12. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"). If that happens, any obligation of the holder to make advances under this Note and the Loan Agreement shall terminate, and all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

                  13. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Banking Day, as defined below. Checks constitute payment only when collected.

                  14. If any lawsuit or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding,


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         Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Bank's rights or interests. From. the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

                  15. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

                  16. This Note is governed by the laws of the State of Nevada, without regard to the choice of law rules of that State.

                  17. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

                  18. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Bank of any of its rights, or of any such breach, default or failure of conditions shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.

                  19. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may transfer this Note, and may sell or assign participation's or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Also without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Bank's possession relating to Borrower, the Loan or the Property, including any improvements on it. If Bank so requests. Borrower shall sign and deliver a new note to be issued in exchange for this Note.

                  20. As used in this Note, the terms "Bank," "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." The term "Banking Day" is defined to mean a day other than a Saturday or Sunday, on which Bank is open for business in Las Vegas, Nevada.



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                  21. If more than one person or entity are signing this Note as
         Borrower, their obligations under this Note shall be joint and several.

         Borrower:                                            Mail Address:

         ONECAP, a Nevada corporation       5450 W. Sahara Avenue 2nd Floor
                                            Las Vegas, NV 89146


         By:                                              Tax ID No.: 88-0429535
         -------------------------------
                 STEVEN D. MOLASKY
         Title:  CHIEF EXECUTIVE OFFICER